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                            OptimumCare Corporation

          Exhibit 11 - Statement Re: Computation of Per Share Earnings


                                                              Year ended December 31
                                                --------------------------------------------------
                                                   1996               1995                1994
                                                --------------------------------------------------
  PRIMARY

  Average shares outstanding                     6,237,751           5,892,824           5,871,660

  Net effect of dilutive stock options
  - based on the treasury stock method
  using average market price                       188,133             521,885             346,453
                                                 ---------           ---------           ---------
  Total                                          6,425,884           6,414,709           6,218,113
                                                 ---------           ---------           ---------
  Net income                                     $ 876,716           $   2,070           $ 465,045
                                                 ---------           ---------           ---------
  Per share amount                                   $0.14               $0.00               $0.07
                                                 ---------           ---------           ---------
  FULLY DILUTED

  Average shares outstanding                     6,237,751           5,892,824           5,871,660
                                                 ---------           ---------           ---------
  Net effect of dilutive stock options
  - based on the treasury stock method
  using year-end market price, if
  higher than average market price                 246,169             597,186             346,453
                                                 ---------           ---------           ---------
  Total                                          6,483,920           6,490,010           6,218,113
                                                 ---------           ---------           ---------
  Net income                                     $ 876,716           $   2,070           $ 465,045
                                                 ---------           ---------           ---------
  Per share amount                                   $0.14               $0.00               $0.07
                                                 =========           =========           =========

A 20% stock dividend was declared by the Board of Directors on August 14, 1996 for shareholders of record on October 1, 1996. The stock dividend was issued on October 18, 1996 and all stock related data in this exhibit reflects the stock dividend for all periods presented.





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